Exhibit 10.1

FAIRPOINT COMMUNICATIONS, INC.
PERFORMANCE SHARE AWARD AGREEMENT
FOR PERFORMANCE PERIOD
BEGINNING JANUARY 1, 2015

THIS PERFORMANCE SHARE AWARD AGREEMENT (this “Agreement”), made and entered into this 22nd day of January, 2015, by and between FairPoint Communications, Inc. (the “Company”) and <<Name>> (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) desires to award the Participant Performance Shares under the Company’s Amended and Restated 2010 Long Term Incentive Plan (the “Plan”) for the Performance Period beginning January 1, 2015 and ending December 31, 2017 (the “Performance Period”); and

WHEREAS, the Company and the Participant desire to enter into a written agreement that sets forth the terms and provisions of the Participant’s Performance Share award.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the Company and the Participant hereby agree as follows:

1.    The Participant acknowledges that the Performance Share award is governed by this Agreement and the terms of the Plan. The terms of the Plan are incorporated into this Agreement in their entirety and made a part hereof by reference. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Plan. In the event of any conflict between the terms of the Plan and this Agreement, the terms of the Plan shall govern and control.

2.    The Participant is awarded _______ Performance Shares. The Performance Shares that shall be earned by the Participant shall be based on the achievement of the Performance Measures during the Performance Period as set forth on Exhibit A attached hereto. The determination of the achievement of the Performance Measures and the number, if applicable, of Performance Shares earned by the Participant shall be conclusively determined by the Compensation Committee of the Board of Directors.

3.    Except as provided in Paragraph 6 below, one Share of the Company’s Common Stock will be distributed to the Participant for each whole Performance Share earned by the Participant.

4.    Any Shares to be distributed in respect of the Performance Shares earned by the Participant will be delivered to the Participant as soon as practicable after December 31, 2017, but no later than March 15, 2018 (the date Shares are delivered, the “Payment Date”). If the Participant’s employment with the Company terminates prior to the Payment Date for any reason other than (i) the Participant’s death, Disability or Retirement or (ii) by the Company without Cause, the Participant shall forfeit the Performance Shares and any Shares distributable in respect of such

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Performance Shares. If a Participant’s employment with the Company terminates during the Performance Period due to (i) the Participant’s death, Disability or Retirement or (ii) termination by the Company without Cause, the Performance Shares awarded to the Participant shall remain outstanding and be earned by the Participant as set forth in Exhibit A attached hereto; provided, however, the number of Shares to be distributed to the Participant in respect of the Performance Shares earned by the Participant will be determined by multiplying such number of earned Performance Shares by a fraction, the numerator of which is the number of completed calendar months during the Performance Period that the Participant was employed, and the denominator of which is the total number of calendar months in the Performance Period.

5.    Subject to the provisions of Paragraph 4 above, in the event a Change in Control occurs before the end of the Performance Period, Shares for one hundred percent (100%) of the Performance Share award made hereunder to the Participant shall be distributed to the Participant and shall be effective immediately prior to the Change in Control.

6.    Unless prohibited by the Committee, the Participant may advise the Company to deduct from any Shares otherwise distributable to the Participant that number of Shares having a value equal to the amount of any taxes required by law to be withheld from awards made under the Plan.

7.    The Performance Shares awarded hereunder to the Participant shall not entitle the Participant to any rights as a shareholder of the Company. Dividends on the Shares underlying the Performance Shares will not accrue or be paid during the Performance Period.

8.    The Participant’s award under this Agreement and the Plan may not be assigned or alienated. Subject to any limitations under the Plan on transferability, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto. Neither the Plan, nor this Agreement, nor any action taken under the Plan or this Agreement shall be construed as giving to the Participant the right to be retained in the employ of the Company.

9.    Any distribution of Shares may be delayed until the requirements of any applicable laws or regulations or any stock exchange requirements are satisfied. The Shares distributed to the Participant shall be subject to such restrictions and conditions on disposition as counsel for the Company shall determine to be desirable or necessary under applicable law.

10.    The Participant may designate a beneficiary or beneficiaries to receive all or part of the Shares to be distributed to the Participant under this Agreement in the event of the Participant’s death. If no beneficiary is designated, such Shares shall be paid to the estate of the Participant.

11.    This Agreement and the Plan constitute the entire understanding of the parties with respect to the award of Performance Shares to the Participant for the Performance Period. Except with respect to modifications of the Plan as provided therein, this Agreement can be amended only in writing executed by the Participant and a duly authorized officer of the Company.

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12.    This Agreement shall be governed by the laws of the State of Delaware to the extent not preempted by applicable federal law.

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the date first above written.

FAIRPOINT COMMUNICATIONS, INC.

By:

PARTICIPANT

<<Name>>

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EXHIBIT A

PERFORMANCE MEASURES
FOR THE
PERFORMANCE PERIOD BEGINNING JANUARY 1, 2015 AND ENDING DECEMBER 31, 2017

Growth Revenue. If the Company’s Growth Revenue at December 31, 2017 is 33% or more of the Company’s Total Revenue, 60% of the Performance Shares shall be earned. If the Company’s Growth Revenue at December 31, 2017 is less than 33% of the Company’s Total Revenue, none of the Performance Shares associated with this Performance Measure shall be earned.

Total Shareholder Return. If the Company’s Total Shareholder Return for the Performance Period is positive and exceeds the median Total Shareholder Return of the Telecommunications Peer Group, 40% of the Performance Shares shall be earned. If the Company’s Total Shareholder Return for the Performance Period is not positive or fails to exceed the median Total Shareholder Return of the Telecommunications Peer Group, none of the Performance Shares associated with this Performance Measure shall be earned.

Definitions:

“Growth Revenue” means the aggregate consolidated revenue recognized by the Company from growth-based, strategic revenues, including but not limited to the provision of the following services: (i) retail and wholesale Ethernet, such as Fiber to the Tower, (ii) managed and advanced services, such as hosted voice and data center and (iii) broadband and business.

“Telecommunications Peer Group” means all of the companies included in the Integrated Telecommunication Services Sub-Industry of the Telecommunications Services Sector of the Global Industry Classification Standard on both the first and last day of the Performance Period, excluding the top 5% and the bottom 25% of such companies when ranked on the basis of Total Shareholder Return for the Performance Period.

“Total Revenue” means the aggregate consolidated revenue reported by the Company in accordance with generally accepted accounting principles.

“Total Shareholder Return” means, with respect to a company for the Performance Period, the percentage determined by dividing the sum of Amount A plus Amount B by Amount C where:

Amount A is (i) the average of the closing prices for one share of such company’s common stock during the 20 trading days period immediately preceding the expiration of the Performance Period minus (ii) the average of the closing prices for one share of such stock during the 20 trading days period immediately preceding the beginning of the Performance Period.

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Amount B is (i) the number of shares of such company’s common stock that would have been purchased during the Performance Period if all dividends paid during the Performance Period had been reinvested in such stock multiplied by (ii) the average of the closing prices for one share of such company’s common stock during the 20 trading days period immediately preceding the expiration of the Performance Period.

Amount C is the average of the closing prices for one share of such company’s common stock during the 20 trading days period immediately preceding the beginning of the Performance Period.

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